Exhibit 99.5

CONSENT OF C. BRYAN DANIELS

Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in this Registration Statement on Form S-4 (the “Registration Statement”) of MB Financial, Inc. (“MB Financial”), and any amendments thereto, as a person who is expected to become a director of MB Financial upon consummation of the merger referred to in the Registration Statement and consents to the filing of this consent as an exhibit to the Registration Statement.

Date: October 16, 2013	/s/ C. Bryan Daniels
C. Bryan Daniels